EXHIBIT 5.2

OPINION OF MORRISON & FOERSTER LLP

September 22, 2000

Yahoo! Inc.
3420 Central Expressway
Santa Clara, California 95051

     Re:  Form S-3 Universal Shelf Registration Statement

Ladies and Gentlemen:

    We have acted as counsel to Yahoo! Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of (a) unsecured senior or subordinated debt securities of the Company ("Debt Securities"), (b) warrants to purchase Debt Securities ("Debt Warrants") and (c) depositary shares representing a fraction of a share of a particular class or series of the Company's preferred stock ("Preferred Stock"), par value $0.001 per share (the "Depositary Shares"; with the Debt Securities, Debt Warrants and Depositary Shares collectively referred to herein as the "Securities"). The Securities are to be issued pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on September 22, 2000.

    In connection with this opinion, we have examined such corporate records, documents and instruments of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement on Form S-3 as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

    In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

    The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)
the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)
limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of agreements relating to the Securities, and the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under a provision of any agreement relating to the Securities is not material; and

(iii)
our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

  Yahoo! Inc.
  September 22, 2000

    Based upon and subject to the foregoing, we are of the opinion that:

    1.  With respect to the Debt Securities to be issued under an indenture (incorporating one of the forms of indenture filed as Exhibits 4.1 and 4.2 to the Registration Statement or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) (the "Indenture"), when (a) the Indenture has been (i) duly authorized by the Company's Board of Directors (the "Board"), (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, and the Indenture, the Debt Securities to be issued under the Indenture will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

    2.  With respect to the Debt Warrants, when (a) one or more agreements (incorporating the form of Warrant Agreement to be filed as Exhibit 4.7 to the Registration Statement or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Debt Warrants, (c) the Debt Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Debt Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

    3.  With respect to the Depositary Shares, when (a) one or more agreements (incorporating the form of deposit agreement and related form of depositary receipt (the "Depositary Receipt") filed as Exhibit 4.6 to the Registration Statement, or such other provisions as are contained in a document that will be filed as an exhibit to or incorporated by reference in the Registration Statement) relating to the Depositary Shares and the related Depositary Receipts (the "Deposit Agreement") have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (b) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying such Depositary Shares (the "Certificate") conforming to the General Corporation Law of the State of Delaware, (c) the Certificate has been filed with the Secretary of State of the State of Delaware, (d) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company that meets the requirements for the depositary set forth in the Registration Statement under the applicable Deposit Agreement and (e) the Depositary Receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable.

Yahoo! Inc.
September 22, 2000

    In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

    We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the States of California and New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

    We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading "Legal Matters."

                          Very truly yours,

                          /s/ MORRISON & FOERSTER LLP